ARROW ELECTRONICS, INC. 9151 EAST PANORAMA CIRCLE CENTENNIAL, CO 80112 303-824-4000	NEWS

Exhibit 99.1

Arrow Electronics Reports First-Quarter 2026 Results

--Total Revenue of $9.5 billion, up 39%, Above High End of Guidance--

--Earnings Per Share of $4.55 and Non-GAAP Earnings Per Share of $5.22, Both Above High End of Guidance--

CENTENNIAL, Colo.--(BUSINESS WIRE)- May 7, 2026--Arrow Electronics, Inc. (NYSE:ARW) today announced financial results for its first quarter of 2026.

“The first quarter marked a strong start to 2026 as total revenue, profit margins, and EPS grew significantly year over year, exceeding our guidance ranges,” said Bill Austen, Arrow’s interim president and chief executive officer. “We saw continued operational momentum across both Global Components and ECS, supported by an accelerated recovery that spanned geographies and industry verticals, improved book-to-bill ratios, and a healthy backlog that continues to build.”

“Looking ahead, we are confident the progress we are achieving positions us well to continue executing our strategy with discipline. This is supported by the continued expansion of our higher margin, value-added offerings, a scalable cost structure, and a focused capital allocation framework. Together, these initiatives position us to drive profitable growth and deliver long-term value for our customers and shareholders.”

Arrow Consolidated
	Quarter Ended
	April 4,	March 29,
(in millions except per share data)	2026	2025	Change
Consolidated sales	$9,474	$6,814	39%
Net income attributable to shareholders	235	80	195%
Net income per diluted share	4.55	1.51	201%
Non-GAAP net income attributable to shareholders (1)	270	95	185%
Non-GAAP net income per diluted share (1)	5.22	1.80	190%

In the first quarter of 2026, sales increased 39 percent year over year, and increased 34 percent year over year on a constant currency basis. Changes in foreign currencies had a positive impact on growth of $274 million on sales and $0.07 on earnings per share on a diluted basis compared to the first quarter of 2025.

Global Components
	Quarter Ended
	April 4,	March 29,
(in millions)	2026	2025	Change
Global components sales	$6,640	$4,778	39%
Global components operating income	364	171	112%
Global components non-GAAP operating income (1)	365	173	111%

In the first quarter of 2026, global components sales increased 39 percent year over year and increased 35 percent year over year on a constant currency basis. Americas components first-quarter sales increased 47 percent year over year. EMEA components first-quarter sales increased 32 percent year over year and increased 19 percent year over year on a constant currency basis. Asia-Pacific components first-quarter sales increased 37 percent year over year and increased 36 percent year over year on a constant currency basis.

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ARROW ELECTRONICS, INC. 9151 EAST PANORAMA CIRCLE CENTENNIAL, CO 80112 303-824-4000	NEWS

Global Enterprise Computing Solutions ("ECS")
	Quarter Ended
	April 4,	March 29,
(in millions)	2026	2025	Change
Global ECS sales	$2,833	$2,036	39%
Global ECS operating income	104	77	34%
Global ECS non-GAAP operating income (1)	105	78	34%

In the first quarter of 2026, Global ECS sales increased 39 percent year over year, and increased 32 percent year over year on a constant currency basis. Global ECS gross billings increased 39 percent year over year. Global ECS first-quarter operating income and non-GAAP operating income increased 34 percent year over year. EMEA ECS first-quarter sales increased 46 percent year over year and increased 33 percent year over year on a constant currency basis. Americas ECS first-quarter sales increased 30 percent year over year.

Other Financial Information

In the first quarter of 2026, Arrow generated $700 million of cash flow from operations partly due to the timing of cash flows within Arrow’s supply chain services offering. Arrow also repurchased $25 million of shares in the first quarter.

1 A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in the reconciliation tables included herein.

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Second-Quarter 2026 Outlook

●	Consolidated sales of $9.15 billion to $9.75 billion, with global components sales of $6.80 billion to $7.20 billion, and global enterprise computing solutions sales of $2.35 billion to $2.55 billion
●	Net income per share on a diluted basis of $3.91 to $4.11, and non-GAAP net income per share on a diluted basis of $4.32 to $4.52
●	Average tax rate in the range of 23 percent to 25 percent
●	Interest expense of approximately $60 million
●	Changes in foreign currencies to increase sales by approximately $117 million, and earnings per share on a diluted basis by $0.11 compared to the second quarter of 2025
●	Changes in foreign currencies to increase quarter-over-quarter growth in sales by $21 million, and earnings per share on a diluted basis to increase by $0.03 compared to the first quarter of 2026

Second-Quarter 2026 GAAP to non-GAAP Outlook Reconciliation
NON-GAAP SALES RECONCILIATION
	Quarter Ended			Quarter Ended
	July 4,	June 28,		July 4,	April 4,
(in billions)	2026	2025	% Change	2026	2026	% Change

Global components sales, GAAP	$6.80 - 7.20	$5.28	29% - 36%	$6.80 - 7.20	$6.64	2% - 8%
Impact of changes in foreign currencies	—	0.07		—	0.01
Global components sales, constant currency	$6.80 - 7.20	$5.35	27% - 34%	$6.80 - 7.20	$6.65	2% - 8%

Global ECS sales, GAAP	$2.35 - 2.55	$2.30	2% - 11%	$2.35 - 2.55	$2.83	(17)% - (10)%
Impact of changes in foreign currencies	—	0.05		—	0.01
Global ECS sales, constant currency	$2.35 - 2.55	$2.35	0% - 9%	$2.35 - 2.55	$2.84	(17)% - (10)%

NON-GAAP EARNINGS RECONCILIATION
	Reported	Intangible amortization	Restructuring &
	GAAP measure	expense	integration charges	Non-GAAP measure
Net income per diluted share	$3.91 to $4.11	$0.07	$0.34	$4.32 to $4.52

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Earnings Presentation

Please refer to the earnings presentation, which can be found at investor.arrow.com, as a supplement to the company’s earnings release. The company may use this website as a means of disclosing material, non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the website noted above, in addition to following the company’s press releases, SEC filings, and public conference calls and webcasts.

Webcast and Conference Call Information

Arrow Electronics will host a conference call to discuss first-quarter 2026 financial results on May 7, 2026, at 8:30 a.m. ET.

A live webcast of the conference call will be available via the events section of investor.arrow.com or by accessing the webcast link directly at https://events.q4inc.com/attendee/218062703. Shortly after the conclusion of the conference call, a webcast replay will be available on the Arrow website for one year.

About Arrow Electronics

Arrow Electronics (NYSE:ARW) sources and engineers technology solutions for thousands of leading manufacturers and service providers. With global 2025 sales of $30.9 billion, Arrow’s portfolio enables technology across major industries and markets. Learn more at arrow.com.

Key Business Metrics

Management uses gross billings as an operational metric to monitor operating performance of its global ECS reportable segment, including sales performance by geographic region, as it provides meaningful supplemental information to the reader in evaluating the overall performance of the global ECS business. The company uses this key metric to develop financial forecasts, make strategic decisions, and prepare and approve annual budgets. Gross billings represent amounts invoiced to customers for goods and services during a specified period and do not include the impact of recording sales on a net basis or sales adjustments, such as trade discounts and other allowances. The use of gross billings has certain limitations as an analytical tool and should not be considered in isolation or as a substitute for revenue.

Information Relating to Forward-Looking Statements

This press release includes “forward-looking statements,” as the term is defined under the federal securities laws. Forward-looking statements are those statements which are not statements of historical or current fact. These forward-looking statements can be identified by forward-looking words such as “expects,” “anticipates,” “intends,” “plans,” “may,” “will,” “would,” “could,” “believes,” “seeks,” “projected,” “potential,” “estimates,” and similar expressions, and include, but are not limited to, statements regarding: Arrow’s future financial performance, including its outlook on financial results for the second quarter of fiscal 2026 such as sales, net income per diluted share, non-GAAP net income per diluted share, average tax rate, interest and other expense, impact to sales due to changes in foreign currencies, intangible amortization expense per diluted share, restructuring and integration charges per diluted share, the timing of the completion of the Operating Expense Efficiency Plan (the “Plan”) and Arrow’s estimated costs and expected operating expense reductions from the Plan, industry trends and expectations regarding market demand and conditions, and shareholder returns. These and other forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: unfavorable economic conditions or changes, including those that may occur in connection with recession, inflation, tax rates, foreign currency exchange rates, or the availability of capital; political instability and changes; impacts of military conflict and sanctions; trade protection measures, tariffs, increased trade tensions, trade agreements and policies, and other restrictions, duties, and value-added taxes, and the associated macroeconomic impacts; disruptions, shortages, or inefficiencies in the supply chain; non-compliance with certain laws, regulations, or executive orders, such as trade, export, antitrust, and anti-corruption laws, or regulatory restrictions relating to the company or its subsidiaries or the permissibility of third-parties to transact therewith; the inability to realize sufficient sales to cover non-cancellable purchase obligations under certain ECS distribution agreements; management transitions, including the company’s search for a permanent CEO; the incurrence of unanticipated charges or failure to realize contemplated cost savings in connection with the Plan; changes in product supply, pricing, and customer demand; increased profit-margin pressure resulting from industry conditions, competition, or other factors; changes in relationships with key suppliers; other vagaries in the Global Components and the Global ECS markets; changes to applicable laws, regulations, executive orders, or rules relating to government contractors and the resulting legal and reputational exposure, including but not limited to those relating to environmental, social, governance, cybersecurity, data privacy, and artificial intelligence issues; commercial disputes, patent infringement claims, product liability lawsuits, or other legal proceedings; foreign tax and other loss contingencies; failure, disruption, or compromise of the company’s information systems or those of a third-party service provider, including unauthorized use or disclosure of company, supplier, or customer information; outbreaks, epidemics, pandemics, or public health crises; the effects of natural or man-made catastrophic events; and the company’s ability to generate positive cash flow. For a further discussion of these and other factors that could cause the company's future results to differ materially from any

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forward-looking statements, see the section entitled “Risk Factors” in the company's most recent Quarterly Report on Form 10-Q and the company's most recent Annual Report on Form 10-K, as well as in other filings the company makes with the Securities and Exchange Commission. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements.

Certain Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information. The company provides the following non-GAAP metrics: sales, operating income (including by business segment), income before income taxes, provision for income taxes, consolidated net income, noncontrolling interest, net income attributable to shareholders, effective tax rate, and net income per share on a diluted basis. The foregoing non-GAAP measures are adjusted by certain of the following, as applicable: impact of changes in foreign currencies (referred to as “changes in foreign currencies” or “on a constant currency basis”) by re-translating prior-period results at current period foreign exchange rates; identifiable intangible asset amortization, restructuring, integration, and other; net gains (losses) on investments; and inventory write downs (recoveries) related to the wind down of a businesses within global components (“impact of wind down”). Management believes that providing this additional information is useful to the reader to better assess and understand the company’s operating performance and future prospects in the same manner as management, especially when comparing results with previous periods. Management typically monitors the business as adjusted for these items, in addition to GAAP results, to understand and compare operating results across accounting periods, for internal budgeting purposes, for short- and long-term operating plans, and to evaluate the company's financial performance. However, analysis of results on a non-GAAP basis should be used as a complement to, in conjunction with, and not as a substitute for, data presented in accordance with GAAP.

Contacts
Investors:	Michael Nelson,
Vice President, Investor Relations
720-654-9893

Media:	John Hourigan,
Vice President, Public Affairs and Corporate Marketing
303-824-4586

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ARROW ELECTRONICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share data)

(Unaudited)

	Quarter Ended
	April 4, 2026	March 29, 2025

Sales	$9,473,548	$6,814,017
Cost of sales	8,383,088	6,040,025
Gross profit	1,090,460	773,992
Operating expenses:
Selling, general, and administrative	656,141	562,316
Depreciation and amortization	36,053	35,810
Restructuring, integration, and other	36,664	17,313
	728,858	615,439
Operating income	361,602	158,553
Equity in earnings of affiliated companies	896	1,320
(Loss) gain on investments, net	(5,792)	140
Post-retirement expense	(962)	(622)
Interest and other financing expense, net	(48,484)	(56,182)
Income before income taxes	307,260	103,209
Provision for income taxes	71,230	23,345
Consolidated net income	236,030	79,864
Noncontrolling interests	924	144
Net income attributable to shareholders	$235,106	$79,720
Net income per share:
Basic	$4.58	$1.53
Diluted	$4.55	$1.51
Weighted-average shares outstanding:
Basic	51,321	52,266
Diluted	51,707	52,674

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ARROW ELECTRONICS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands except par value)

(Unaudited)

	April 4,	December 31,
	2026	2025

ASSETS
Current assets:
Cash and cash equivalents	$286,512	$306,467
Accounts receivable, net	25,961,193	19,738,666
Inventories	5,722,706	5,081,863
Other current assets	584,831	533,035
Total current assets	32,555,242	25,660,031
Property, plant, and equipment, at cost:
Land	5,691	5,691
Buildings and improvements	208,821	199,433
Machinery and equipment	1,722,427	1,715,415
	1,936,939	1,920,539
Less: Accumulated depreciation and amortization	(1,465,448)	(1,445,889)
Property, plant, and equipment, net	471,491	474,650
Investments in affiliated companies	59,226	59,315
Intangible assets, net	72,251	77,022
Goodwill	2,109,008	2,120,071
Other assets	686,752	687,049
Total assets	$35,953,970	$29,078,138
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$24,739,718	$17,383,796
Accrued expenses	1,434,256	1,461,261
Short-term borrowings, including current portion of long-term debt	113,371	341
Total current liabilities	26,287,345	18,845,398
Long-term debt	2,352,395	3,084,715
Other liabilities	498,509	489,326

Equity:
Shareholders’ equity:
Common stock, par value $1:
Authorized - 160,000 shares in both 2026 and 2025
Issued - 56,007 and 55,838 shares in 2026 and 2025, respectively	56,007	55,838
Capital in excess of par value	595,704	586,993
Treasury stock (4,923 and 4,768 shares in 2026 and 2025, respectively), at cost	(511,106)	(483,571)
Retained earnings	6,787,198	6,552,092
Accumulated other comprehensive loss	(186,132)	(126,640)
Total shareholders’ equity	6,741,671	6,584,712
Noncontrolling interests	74,050	73,987
Total equity	6,815,721	6,658,699
Total liabilities and equity	$35,953,970	$29,078,138

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ARROW ELECTRONICS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Quarter Ended
	April 4, 2026	March 29, 2025
Cash flows from operating activities:
Consolidated net income:	$236,030	$79,864
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	36,053	35,810
Amortization of stock-based compensation	9,599	18,559
Equity in earnings of affiliated companies	(896)	(1,320)
Deferred income taxes	9,754	(5,841)
Loss (gain) on investments, net	5,871	(32)
Other	8,104	(678)
Change in assets and liabilities:
Accounts receivable, net	(6,280,326)	731,226
Inventories	(656,543)	(62,384)
Accounts payable	7,390,689	(251,057)
Accrued expenses	6,910	(79,683)
Other assets and liabilities	(65,493)	(112,785)
Net cash provided by operating activities	699,752	351,679
Cash flows from investing activities:
Acquisition of property, plant, and equipment	(32,108)	(24,979)
Net cash used for investing activities	(32,108)	(24,979)
Cash flows from financing activities:
Change in short-term and other borrowings	2,681	180,616
Repayments of long-term bank borrowings, net	(623,096)	(464,223)
Proceeds from exercise of stock options	5,038	904
Repurchases of common stock	(33,292)	(59,413)
Net cash used for financing activities	(648,669)	(342,116)
Effect of exchange rate changes on cash	(38,930)	58,491
Net (decrease) increase in cash and cash equivalents	(19,955)	43,075
Cash and cash equivalents at beginning of period	306,467	188,807
Cash and cash equivalents at end of period	$286,512	$231,882

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ARROW ELECTRONICS, INC.

ECS Gross Billings

(In thousands)

(Unaudited)

Global Enterprise Computing Solutions - Gross Billings(1)
	Quarter Ended
	April 4,	March 29,
	2026	2025	% Change
Gross billings:
Americas ECS	$2,959,611	$2,307,737	28.2%
EMEA ECS	3,473,712	2,331,217	49.0%
Global ECS	$6,433,323	$4,638,954	38.7%

(1)	Refer to page 4 for discussion about key business metrics. Gross billings are not a substitute for revenue.

b

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ARROW ELECTRONICS, INC.

NON-GAAP SALES RECONCILIATION

(In thousands)

(Unaudited)

	Quarter Ended
	April 4, 2026	March 29, 2025	% Change

Consolidated sales, as reported	$9,473,548	$6,814,017	39.0%
Impact of changes in foreign currencies	—	273,514
Consolidated sales, constant currency	$9,473,548	$7,087,531	33.7%

Global components sales, as reported	$6,640,335	$4,777,722	39.0%
Impact of changes in foreign currencies	—	154,698
Global components sales, constant currency	$6,640,335	$4,932,420	34.6%

Americas components sales, as reported	$2,312,147	$1,568,570	47.4%
Impact of changes in foreign currencies	—	588
Americas components sales, constant currency	$2,312,147	$1,569,158	47.3%

EMEA components sales, as reported	$1,765,179	$1,340,001	31.7%
Impact of changes in foreign currencies	—	142,292
EMEA components sales, constant currency	$1,765,179	$1,482,293	19.1%

Asia components sales, as reported	$2,563,009	$1,869,151	37.1%
Impact of changes in foreign currencies	—	11,818
Asia components sales, constant currency	$2,563,009	$1,880,969	36.3%

Global ECS sales, as reported	$2,833,213	$2,036,295	39.1%
Impact of changes in foreign currencies	—	118,816
Global ECS sales, constant currency	$2,833,213	$2,155,111	31.5%

Americas ECS sales, as reported	$1,185,050	$909,903	30.2%
Impact of changes in foreign currencies	—	4,736
Americas ECS sales, constant currency	$1,185,050	$914,639	29.6%

EMEA ECS sales, as reported	$1,648,163	$1,126,392	46.3%
Impact of changes in foreign currencies	—	114,080
EMEA ECS sales, constant currency	$1,648,163	$1,240,472	32.9%

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ARROW ELECTRONICS, INC.

NON-GAAP EARNINGS RECONCILIATION

(In thousands except per share data)

(Unaudited)

1

Three months ended April 4, 2026
	Reported	Intangible	Restructuring,	Impact of
	GAAP	amortization	Integration	Wind		Non-GAAP
	measure	expense	and other	Down(1)	Other(2)	measure
Operating income	$361,602	$4,765	$36,664	$(2,248)	$—	$400,783
Income before income taxes	307,260	4,765	36,664	(2,248)	5,792	352,233
Provision for income taxes	71,230	1,164	8,052	(707)	1,391	81,130
Consolidated net income	236,030	3,601	28,612	(1,541)	4,401	271,103
Noncontrolling interests	924	—	—	—	—	924
Net income attributable to shareholders	$235,106	$3,601	$28,612	$(1,541)	$4,401	$270,179
Net income per diluted share (3)	$4.55	$0.07	$0.55	$(0.03)	$0.09	$5.22
Effective tax rate (4)	23.2%					23.0%

Three months ended March 29, 2025
	Reported	Intangible	Restructuring,	Impact of
	GAAP	amortization	Integration	Wind		Non-GAAP
	measure	expense	and other	Down(1)	Other(2)	measure
Operating income	$158,553	$5,360	$17,313	$(2,467)	$—	$178,759
Income before income taxes	103,209	5,360	17,313	(2,467)	(140)	123,275
Provision for income taxes	23,345	1,316	4,351	(781)	(33)	28,198
Consolidated net income	79,864	4,044	12,962	(1,686)	(107)	95,077
Noncontrolling interests	144	132	—	—	—	276
Net income attributable to shareholders	$79,720	$3,912	$12,962	$(1,686)	$(107)	$94,801
Net income per diluted share (3)	$1.51	$0.07	$0.25	$(0.03)	$—	$1.80
Effective tax rate (4)	22.6%					22.9%

(1) Includes recoveries of inventory related to the wind down of businesses.

(2) Other primarily includes loss (gain) on investments, net.

(3) The sum of the components for non-GAAP diluted EPS, as adjusted may not agree to totals, as presented, due to rounding.

(4) The items as shown in this table, represent the reconciling items for the tax rate as reported and as a non-GAAP measure.

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ARROW ELECTRONICS, INC.

SEGMENT INFORMATION

(In thousands)

(Unaudited)

	Quarter Ended
	April 4,	March 29,
	2026	2025
Sales:
Global components	$6,640,335	$4,777,722
Global ECS	2,833,213	2,036,295
Consolidated	$9,473,548	$6,814,017
Operating income:
Global components (a)	$363,520	$171,385
Global ECS (b)	103,738	77,314
Segment operating income	$467,258	$248,699
Corporate operating expenses (c)	(105,656)	(90,146)
Consolidated	$361,602	$158,553

(a)	Global Components operating income includes recoveries of $2.2 million and $2.5 million in inventory write-downs related to the wind down of a business for the first quarter of 2026 and 2025, respectively.
(b)	Global ECS gross profit margin decreased during the first quarter of 2026 compared with the year-earlier period primarily due to a $21.7 million loss related to underperformance of a certain non-cancellable multi-year purchase obligation.
(c)	Corporate unallocated operating expenses includes restructuring, integration, and other charges of $36.7 million and $17.3 million for the first quarter of 2026 and 2025, respectively.

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ARROW ELECTRONICS, INC.

NON-GAAP SEGMENT RECONCILIATION

(In thousands)

(Unaudited)

	Quarter Ended
	April 4,	March 29,
	2026	2025
Global components gross profit, as reported	$806,748	$554,945
Impact of wind down to inventory	(2,248)	(2,467)
Global components non-GAAP gross profit	$804,500	$552,478
Global components gross profit as a percentage of sales, as reported	12.1%	11.6%
Global components non-GAAP gross profit as a percentage of sales	12.1%	11.6%

Global ECS gross profit, as reported	$283,712	$219,047
Global ECS gross profit as a percentage of sales, as reported	10.0%	10.8%

	Quarter Ended
	April 4,	March 29,
	2026	2025
Global components operating income, as reported	$363,520	$171,385
Intangible assets amortization expense	3,837	4,438
Impact of wind down to inventory	(2,248)	(2,467)
Global components non-GAAP operating income	$365,109	$173,356
Global components operating income as a percentage of sales, as reported	5.5%	3.6%
Global components non-GAAP operating income as a percentage of sales	5.5%	3.6%

Global ECS operating income, as reported	$103,738	$77,314
Intangible assets amortization expense	928	922
Global ECS non-GAAP operating income	$104,666	$78,236
Global ECS operating income as a percentage of sales, as reported	3.7%	3.8%
Global ECS non-GAAP operating income as a percentage of sales	3.7%	3.8%

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NON-GAAP SEGMENT RECONCILIATIONS

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